EXHIBIT 3.1

AMENDED AND RESTATED
BYLAWS
OF
FRANKLIN RESOURCES, INC.
(As Adopted and Effective October 23, 2017)

ARTICLE I
OFFICES

Section 1.1    Franklin Resources, Inc. (the “Corporation”) may have offices at such places both within and without the State of Delaware as the Board of Directors or the Chairman of the Board may from time to time determine or the business of the Corporation may require.
ARTICLE II
STOCKHOLDERS

Section 2.1    Annual Meeting and Election of Directors; The Annual Meeting of Stockholders. The annual meeting of stockholders shall be held at such place either within or without the State of Delaware and at such time and on such date as may be designated by resolution of the Board of Directors from time to time. The directors shall be elected and any other proper business may be transacted at each annual meeting of stockholders.
Section 2.2    Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors or the Chairman of the Board of Directors. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting within the limits fixed by law.
Section 2.3    Notice of Stockholder Business and Nominations.
(a)    Annual Meetings of Stockholders.
(1)    Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.3 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.3.
(2)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 2.3, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nomination of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date on which the Corporation first (i) mailed its notice of annual meeting, proxy statement and proxy or (ii) sent its notice of annual meeting and notice of internet availability of its proxy materials, whichever is earlier, for the immediately preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after (other than as a result of adjournment) the first anniversary of the preceding year’s annual meeting, notice by the stockholder must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(3)    Such stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (C) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (E) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (F) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (I) to deliver a proxy statement and proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (II) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (G) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this paragraph (a) of this Section 2.3 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
(4)    Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.3 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (a)(2) of this Section 2.3 and there is no public announcement by the Corporation specifying the number of directors to be elected or naming the nominees for the additional directorships at least 120 days day prior to the first anniversary of the date on which the Corporation first (i) mailed its notice of annual meeting, proxy statement and proxy or (ii) or sent its notice of annual meeting and notice of internet availability of its proxy materials, whichever is earlier, for the immediately preceding year’s annual meeting, a stockholder’s notice required by this Section 2.3 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
(b)    Proxy Access for Director Nominations at Annual Meetings.

(1)     The Corporation shall include in its proxy statement for an annual meeting of stockholders the name, together with the Required Information (as defined below), of any person nominated for election (a “Stockholder Nominee”) to the Board of Directors by a stockholder that satisfies, or by a group of no more than twenty (20) stockholders that satisfy, the requirements of this Section 2.3(b) (an “Eligible Stockholder”), and that expressly elects at the time of providing the notice required by this Section 2.3(b) (the “Proxy Access Nomination Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 2.3(b). Each reference to “Eligible Stockholder” in this Section 2.3(b) is intended to apply to each member of a group of stockholders that submit a Proxy Access Nomination Notice, as applicable.
(2)     To be timely, an Eligible Stockholder’s Proxy Access Nomination Notice shall be delivered to the Secretary in accordance with paragraph (a)(2) or paragraph (a)(4), as applicable, of this Section 2.3.

(3)     For purposes of this Section 2.3(b), the “Required Information” that the Corporation will include in its proxy statement is the information concerning the Stockholder Nominee and Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act.
(4)     The number of Stockholder Nominees (including Stockholder Nominees that were submitted by all Eligible Stockholders for inclusion in the Corporation’s proxy materials pursuant to this Section 2.3(b) but either are subsequently withdrawn or that the Board of Directors decides to nominate as nominees of the Board of Directors or otherwise appoint to the Board) appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Proxy Access Nomination Notice may be delivered pursuant to paragraph (b)(2) of this Section 2.3, or if such amount is not a whole number, the closest whole number below twenty percent (20%) (the “Permitted Number”) (provided, however, that the Permitted Number shall be reduced, but not below zero, by the number of director candidates for which the Corporation shall have received one or more valid notices that a stockholder (other than an Eligible Stockholder) intends to nominate director candidates at such applicable annual meeting of stockholders pursuant to Section 2.3(a) of these Bylaws and, provided, further, that in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Proxy Access Nomination Notice is required to be submitted pursuant to this Section 2.3(b) and before the date of the applicable annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced). In the event that the number of Stockholder Nominees submitted by all Eligible Stockholders pursuant to this Section 2.3(b) exceeds the Permitted Number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of capital stock of the Corporation each Eligible Stockholder has disclosed as owned in its respective Proxy Access Nomination Notice submitted to, and confirmed by, the Corporation. If the Permitted Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.
(5)     For purposes of this Section 2.3(b), an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the capital stock of the Corporation as to which the stockholder possesses both (i) full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instruction or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the Corporation, in any such case which instruction or agreement has, or is intended to have, the purpose or effect of reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any shares, and/or hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (x) the person has loaned such shares, provided that the person has the power to recall such loaned shares on no more than five (5) business days’ notice, or (y) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that the person may revoke at any time. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of capital stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the Corporation and its stockholders.
(6)     An Eligible Stockholder must have owned (as defined above) for at least three (3) years the number of shares of capital stock as shall constitute three percent (3%) or more of the outstanding capital stock of the Corporation (the “Required Shares”) at both (i) a date within seven (7) days prior to the date of the Proxy Access Nomination Notice and (ii) the record date for determining stockholders entitled to vote at the annual meeting of stockholders. For purposes of satisfying the foregoing ownership requirements under this Section 2.3(b), (x) the shares of capital stock owned by one or more stockholders, or by the person or persons who own shares of the capital stock of the Corporation and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other persons whose ownership is aggregated does not exceed twenty (20) and (y) a group of funds under common management and investment control shall be treated as one stockholder or person for this purpose. No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 2.3(b). For the avoidance of doubt, if a group of stockholders aggregates ownership of shares in order to meet the requirements under this Section 2.3(b), all shares held by each stockholder constituting their contribution to the foregoing 3% threshold must have been held by that stockholder continuously for at least three (3) years, and evidence of such continuous ownership must be provided as specified in this paragraph (b)(6) of this Section 2.3.
Within the time period specified in this Section 2.3(b) for providing the Proxy Access Nomination Notice, an Eligible Stockholder must provide the following information in writing to the Secretary of the Corporation:
(i)     one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3)-year holding period) verifying that, as of a date within seven (7) days prior to the date of the Proxy Access Nomination Notice, the Eligible Stockholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;
(ii)     the information and representations that would be required to be set forth in a stockholder’s notice of a nomination pursuant to clauses (i) and (iii) of paragraph (a)(3) of this Section 2.3, and any additional information that may be requested by the Board of Directors as is necessary for the Board of Directors to determine if the Stockholder Nominee is independent under applicable independence standards;
(iii)     a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as such rule may be amended;
(iv)     a representation that the Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.3(b), (C) has not engaged and will not engage in a, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board of Directors, (D) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation and (E) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination; and
(v)     an undertaking that the Eligible Stockholder agrees to (A) own the Required Shares through the date of the annual meeting of stockholders, (B) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (C) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Stockholder Nominee pursuant to this Section 2.3(b), (D) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting and (E) provide to the Corporation prior to the annual meeting such additional information as necessary with respect thereto.
(7)     Notwithstanding anything to the contrary contained in this Section 2.3, the Corporation may omit from its proxy materials any information that it, in good faith, believes would violate any applicable law or regulation.
(8)     Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast “for” the Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.3(b) for the next two (2) annual meetings.
(9)     The Corporation shall not be required to include, pursuant to this Section 2.3(b), any Stockholder Nominees in its proxy materials for any meeting of stockholders (i) for which the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2.3(a) of these Bylaws and such stockholder does not expressly elect at the time of providing the notice to have its nominee included in the Corporation’s proxy materials pursuant to this Section 2.3(b), (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee (or any member of any group of stockholders that together is such Eligible Stockholder) has engaged in or is currently engaged in a, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iii) who is not independent under applicable independence standards, as determined by the Board of Directors, (iv) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the certificate of incorporation, the listing standards of the principal exchange upon which the Corporation’s capital stock is traded, or any applicable law, rule or regulation, (v) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors, or (ix) if the Eligible Stockholder or applicable Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Stockholder Nominee or fails to comply with its obligations pursuant to this Section 2.3.
(10)     Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the annual meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the information provided pursuant to this Section 2.3(b) to the Corporation by such individual or by the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) who nominated such individual was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, or (ii) such individual, or the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) who nominated such individual, shall have breached or failed to comply with its agreements, representations undertakings and/or obligations pursuant to these Bylaws, including, without limitation, this Section 2.3(b).
(11)     The Eligible Stockholder (including any person who owns shares of capital stock of the Corporation that constitute part of the Eligible Stockholder’s ownership for purposes of satisfying paragraph (b)(6) of this Section 2.3) shall file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.
(c)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.3 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.3. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 2.3 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 150th day prior to such special meeting and not later than the close of business on the later of the 120th day prior to such special meeting or the 10th day following the day on which public announcement is first made by the Corporation of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(d)    General.
(1)    Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, with respect to stockholder nominations and proposals, only such persons who are nominated in accordance with the procedures set forth in this Section 2.3 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.3. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (i) to determine whether a stockholder nomination or any business proposed by a stockholder to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.3 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(3)(iii)(F) of this Section 2.3) and (ii) if any such proposed nomination or business was not made or proposed in compliance with this Section 2.3, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.3, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.3, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(2)    For purposes of this Section 2.3, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(3)    Notwithstanding the foregoing provisions of this Section 2.3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.3; provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.3 (including paragraphs (a)(1)(iii), (b) and (c) hereof), and compliance with paragraphs (a)(1)(iii), (b) and (c) of this Section 2.3 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (a)(3), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 2.3 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to the rules and regulations promulgated under the Exchange Act or (ii) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Corporation’s Certificate of Incorporation (the “Certificate”).
Section 2.4    Place of Meetings. Each annual or special meeting of stockholders shall be held at such location, if any, either within or without the State of Delaware as may be determined by the Board of Directors, or if no such determination is made, at such place as may be determined by the Chairman of the Board of Directors. If no location is so determined, any annual or special meeting shall be held at the principal executive office of the Corporation.
Section 2.5    Notice of Meetings. Notice of each annual or special meeting of stockholders shall contain such information, and shall be given to such persons at such time, and in such manner, including without limitation whether by electronic transmission or otherwise, as the Board of Directors shall determine, or if no such determination is made, as the Chairman of the Board shall determine, subject to the requirements of applicable law.
Section 2.6    Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 2.7    Conduct of Meetings.
(a)    Subject to the requirements of applicable law, all annual and special meetings of stockholders shall be conducted in accordance with such rules and procedures as the Board of Directors may determine and, as to matters not governed by such rules and procedures, as the chairman of such meeting or such other person presiding over such meeting shall determine.
(b)    Except to the extent inconsistent with any rules and regulations as may be adopted by the Board of Directors, the presiding person at any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 2.8    Quorum. The holders of a majority in voting power of the shares issued and outstanding and entitled to vote at a meeting of the stockholders shall constitute a quorum thereat for the transaction of business, except as otherwise provided by statute, by the Certificate or by these Bylaws. If a quorum is not present or represented at a meeting of the stockholders, the stockholders so present and entitled to vote may, by a majority in voting power, adjourn the meeting from time to time in the manner provided in Section 2.6 of these Bylaws until a quorum is present or represented. At any rescheduled meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.
Section 2.9    Action Without Meeting. Any action required by statute to be taken at a meeting of the stockholders, or any action that may be taken at a meeting of the stockholders, may be taken without a meeting, without prior written notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize to take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. The signed consent or a signed copy shall be placed in the minute book of the Corporation and prompt notice of the taking of the corporate action shall be given to those stockholders who have not consented in writing.
Section 2.10    Meetings by Remote Communication. If authorized by the Board in its sole discretion, and in accordance with applicable law and subject to such guidelines and procedures as the Board may adopt, stockholders not physically present at a meeting of stockholders may participate in a meeting of stockholders by means of remote communication and be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.
Section 2.11    Voting; Proxies.
(a)    One Vote.
Except as otherwise provided by the Certificate, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question.

(b)    Proxies.
Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy pursuant to the previous sentence, a writing signed by the stockholder, a facsimile signed by the stockholder or other electronic transmission from which it can be determined that the electronic transmission was authorized by the stockholder shall constitute a valid means by which a stockholder may grant such authority. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation.
(c)    Voting.
Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the voting power which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. At all meetings of stockholders for the election of directors, each director shall be elected by the vote of the majority of the votes cast; provided, that if as of the record date for such meeting the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes cast. For purposes of this Section 2.11(c), a majority of the votes cast means that the number of shares voted 'for' a director must exceed the number of shares voted 'against' that director. All other elections and questions shall, unless otherwise provided by law, the Certificate or these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the vote of the holders of shares of stock having a majority of the voting power present in person or represented by proxy and entitled to vote on the matter.
Notwithstanding anything to the contrary set forth in these Bylaws, (x) the non-binding advisory vote with respect to executive compensation pursuant to Section 14A(a)(1) of the Exchange Act, and the rules and regulations promulgated thereunder, shall require the affirmative vote of a majority of the votes cast thereon, and (y) the non-binding advisory vote, pursuant to Section 14A(a)(2) of the Exchange Act, and the rules and regulations promulgated thereunder, with respect to the determination as to whether the vote described in the preceding clause (x) shall occur every one (1), two (2) or three (3) years shall be decided by a plurality of the votes cast; provided that for purposes of any vote required pursuant to this sentence, neither abstentions nor broker non-votes shall count as votes cast.
Section 2.12    Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

Section 2.13    Certificates; Direct Registration System. Shares of the Corporation’s stock may be evidenced by certificates for shares of stock or may be issued in uncertificated form in accordance with the General Corporation Law of the State of Delaware. The issuance of shares in uncertificated form shall not affect shares already represented by a certificate until the certificate is surrendered to the Corporation.
Section 2.14    Transfers of Stock; Lost, Stolen or Destroyed Certificates. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation after receipt of a request with proper evidence of succession, assignment, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to indemnify the Corporation in such manner as it shall require and/or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. Subject to the foregoing, the Board of Directors shall have power and authority to make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer, and registration of shares of stock of the Corporation, and to appoint and remove transfer agents and registrars of transfers.
ARTICLE III
DIRECTORS

Section 3.1    Number. The authorized number of directors on the Board of Directors shall be ten (10) unless changed by a bylaw duly adopted either by the Board of Directors or the stockholders amending this Section 3.1.
Section 3.2    Qualification; Election; Term.
(a)    Except as otherwise provided by Section 3.9 of these Bylaws, the directors shall be elected at the annual meeting of stockholders.
(b)    Each director elected shall hold office until the next annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her death, resignation, retirement, disqualification or removal.
Section 3.3    Powers. Subject to limitations of the Certificate, these Bylaws, and the General Corporation Law of the State of Delaware relating to actions required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under direction of the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to the officers of the Corporation or other persons provided that the business and affairs of the Corporation shall be managed by and all corporate powers shall be exercised under the ultimate direction of the Board of Directors.
Section 3.4    Meetings of the Board.
(a)    Each meeting of the Board of Directors shall be held at a location determined as follows. The Board of Directors may designate any place, within or without the State of Delaware, for the holding of any meeting. If no such designation is made, the meeting shall be held at the Corporation’s principal executive office. Subject to the requirements of applicable law, all meetings of the Board of Directors shall be conducted in accordance with such rules and procedures as the Board of Directors may approve and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine.
(b)    Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, the Chief Executive Officer, any President or Co-President, any Vice President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least 24 hours before the special meeting.
Section 3.5    Quorum: Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate or these Bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.6    Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting of such Board of Directors or committee.
Section 3.7    Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have any powers or authority in reference to: (a) amending the Certificate; (b) approving an agreement of merger or consolidation; (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets otherwise than in the usual and regular course of its business; (d) recommending to the stockholders a dissolution of the Corporation or a revocation thereof; (e) amending or repealing the Bylaws of the Corporation or adopting new Bylaws of the Corporation; (f) amending or repealing any resolution of the Board of Directors which by its express terms is not so amendable or repealable; (g) appointing other committees of the Board of Directors or the members thereof; (h) filling new vacancies in or removing members of the Board of Directors or of any committee appointed by the Board of Directors; (i) fixing the compensation of the directors for serving on the Board of Directors or for serving as any member of a committee thereof; or (j) unless the resolution of the Board of Directors expressly so provides, declaring a dividend or authorizing the issuance of stock. Any such committee shall report on its meetings to: (1) the Board of Directors at the next meeting of the Board of Directors, or (2) a committee of the Board of Directors which shall in turn report to the Board of Directors at the next meeting of the Board of Directors.
Section 3.8    Removal. Any or all directors may be removed at any time, with or without cause, by the holders of a majority in voting power of the shares of stock outstanding and entitled to vote for the election of directors.
Section 3.9    Vacancies and Newly-Created Directorships. A vacancy occurring in the Board of Directors (by death, resignation, retirement, disqualification, removal or otherwise) or newly-created directorship may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or by vote of the stockholders required for the election of directors generally.
Section 3.10    Compensation. Members of the Board of Directors and any committee thereof may, by resolution of the Board of Directors, be allowed compensation for attending meetings of the Board of Directors and committees thereof.
Section 3.11    Telephone and Similar Meetings. Board members or any members of a committee of the Board may participate in and hold a meeting at which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, unless a person authorized to participate in such a meeting participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened.
Section 3.12    Minutes. The Board of Directors shall keep either a record of action taken or minutes of their proceedings. The minutes of the proceedings of any committee of the Board of Directors shall be placed in the minute book of the Corporation.
ARTICLE IV
INDEMNIFICATION OF DIRECTORS,
OFFICERS AND EMPLOYEES

Section 4.1    Indemnification Respecting Third Party Claims. The Corporation, to the fullest extent permitted, and in the manner required, by the laws of the State of Delaware as in effect at the time of the adoption of this Article or as such laws may be amended from time to time shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative or investigative in nature (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer or employee of the Corporation, or, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, fiduciary or employee (a “Subsidiary Officer”) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an “Affiliated Entity”), against expenses, (including attorneys’ fees and disbursements), costs, judgment, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Corporation has consented to such settlement, which consent shall not be unreasonably withheld. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this Section 4.1, a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 4.1 against costs or expenses incurred in connection with any action, suit or proceeding (or part thereof) commenced by such person against any person who is or was a director, officer, fiduciary or employee of the Corporation or a Subsidiary Officer of any Affiliated Entity, but such indemnification may be provided by the Corporation in a specific case as permitted by Section 4.6 of this Article.
Section 4.2    Indemnification Respecting Derivative Claims. The Corporation, to the full extent permitted, and in the manner required, by the laws of the State of Delaware as in effect at the time of the adoption of this Article or as such laws may be amended from time to time, shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or employee of the Corporation or is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of an Affiliated Entity against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and except to the extent that, the Court of Chancery of the State of Delaware or the court in which such judgment was rendered shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery of the State of Delaware or such other court shall deem proper. Notwithstanding anything to the contrary in the foregoing provisions of this Section 4.2, a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 4.2 against costs and expenses incurred in connection with any action or suit in the right of the Corporation (or part thereof) commenced by such person, but such indemnification may be provided by the Corporation in any specific case as permitted by Section 4.6 of this Article.
Section 4.3    Determination of Entitlement to Indemnification. Any indemnification under Section 4.1 or 4.2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer or employee is proper under the circumstances because such person has met the applicable standard of conduct set forth in, Section 4.1 or 4.2 of this Article. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (i) by a majority vote of the Board of Directors who were not parties to the action, suit or proceeding, even though less than a quorum or (ii) by a committee of such directors (each of whom is not a party to such action, suit or proceeding) designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors or if the disinterested directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. In the event a request for indemnification is made by any person referred to in Section 4.1 or Section 4.2 of this Article, the Corporation shall cause such determination to be made not later than 60 days after such request is made.
Section 4.4    Right to Indemnification Upon Successful Defense and For Service as Witness.
(a)    Notwithstanding the other provisions of this Article, to the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 4.1 or 4.2 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith.
(b)    To the extent any person who is or was a director, officer or employee of the Corporation has served or prepared to serve as a witness in any action, suit or proceeding (whether civil, criminal, administrative or investigative in nature) or in any investigation by the Corporation or the Board of Directors thereof or committee thereof or by any securities exchange on which securities of the Corporation are or were listed by reason of his services as a director, officer or employee of the Corporation or as a Subsidiary Officer of any Affiliated Entity (other than in a suit commenced by such person), the Corporation shall indemnify such person against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith (following the final disposition of such action, suit or proceeding) within 30 days after receipt by the Corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs.
Section 4.5    Advance of Expenses. Expenses (including attorneys’ fees) and costs incurred by an officer or director of the Corporation in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by this Article. Such expenses (including attorneys’ fees) incurred by other former directors and officers or employees of the Corporation may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.
Section 4.6    Indemnification Not Exclusive. The provision of indemnification to, or the advancement of expenses and costs to, any person under this Article, or the entitlement of any person to indemnification or advancement of expenses and costs under this Article, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such person in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any person seeking indemnification or advancement of expenses and costs may be entitled under any Bylaw, law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s capacity as an officer, director or employee of the Corporation and as to action to any other capacity while holding any such position.
Section 4.7    Accrual of Claims; Successors. The indemnification provided or permitted under this Article shall apply in respect of any expense, cost, judgment, fine, penalty or amount paid in settlement, whether or not the claim or cause of action in respect thereof accrued or arose before or after the effective date of this Article. The right of any person who is or was a director, officer or employee of the Corporation to indemnification under this Article shall continue after he shall have ceased to be a director, officer or employee and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person.
Section 4.8    Corporate Obligations; Reliance. This Article shall be deemed to create a binding obligation on the part of the Corporation to its current and former officers, directors and employees and their heirs, distributes, executors, administrators and other legal representatives, and such persons in acting in such capacities shall be entitled to rely on the provisions of this Article, without giving notice thereof to the Corporation.
Section 4.9    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Subsidiary Officer of any Affiliated Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or applicable law.
Section 4.10    Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Subsidiary Officer of any Affiliated Entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such Affiliated Entity.
Section 4.11    Definitions of Certain Terms.
(a)    For purposes of this Article, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its corporate existence had continued, would have been permitted under applicable law to indemnify its directors, officers or employees, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request, or to represent the interests of, such constituent corporation as a director, officer or employee of any Affiliated Entity shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
(b)    For purposes of this Article, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, fiduciary or employee of the Corporation which imposes duties on, or involves services by, such director, officer, fiduciary or employee with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” as referred to in this Article.
Section 4.12    Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article IV shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
ARTICLE V
OFFICERS

Section 5.1    Principal Officers. The principal officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, any number of Presidents or Co-Presidents, a Secretary and a Treasurer, each of whom shall have the authority to perform the duties provided in these Bylaws and such other duties, and may have such other authority and powers, as may from time to time be prescribed by the Board of Directors or as the Chief Executive Officer may from time to time delegate. One person may hold two or more offices, except that the Secretary may not also hold the office of President or Co-President.
Section 5.2    Subordinate Officers. The Corporation may also have, at the discretion of the Board of Directors, one or more Vice Chairmen, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the business of the Corporation may require, each of whom shall have the authority and perform the duties as may be provided in these Bylaws or as may from time to time be assigned by the Board of Directors.
Section 5.3    Appointment of the Corporation’s Officers. The Board of Directors shall appoint the officers of the Corporation, each such officer to hold his office until the earlier of his death, resignation, retirement, disqualification or removal. Thereafter, the Board of Directors may, from time to time, appoint other officers of the Corporation to fill a vacancy in any office or otherwise, each such officer to hold his office until the earlier of his death, resignation, retirement, disqualification or removal from office.
Section 5.4    Removal and Resignation.
(a)    Any officer may be removed, either with or without cause, by the unanimous written consent of the Board of Directors or by a majority of the directors at the time in office, at any regular or special meeting of the Board of Directors.
(b)    Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, any President or Co-President or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 5.5    Chairman of the Board.
(a)    The Chairman of the Board (the “Chairman”) shall lead the Board of Directors in fulfilling its responsibilities as set forth in these Bylaws.
(b)    The Chairman shall preside at all meetings of the Board of Directors and stockholders. In the absence of the Chairman, the Vice Chairman shall preside at meetings of the Board of Directors and stockholders, and in the absence of both the Chairman and the Vice Chairman, the independent director appointed to preside at executive sessions of the non-management and independent directors, shall preside at meetings of the Board of Directors and stockholders.
(c)    The Chairman shall serve as an officer of the Corporation, reporting directly to the Board of Directors, and shall be subject to the Corporation’s policies on the same basis as other senior executives of the Corporation.
(d)    The Chairman shall have the authority to advise the Chief Executive Officer and the Board of Directors on issues related to the Corporation’s strategic plans and material transactions, as well as to act in concert with the Chief Executive Officer as a spokesperson for the Corporation.
(e)    The Chairman shall have such other powers and perform such other duties as may be assigned from time to time by these Bylaws or the Board of Directors.

Section 5.6    Chief Executive Officer.
(a)    The Chief Executive Officer shall be the principal executive officer of the Corporation.
(b)    The Chief Executive Officer shall, subject to the ultimate direction and supervision of the Board of Directors, have general responsibility for the active management and the conduct of the business and affairs and operations of the Corporation. The Chief Executive Officer shall have authority to direct any President or Co-President in the performance of their duties.
(c)    The Chief Executive Officer shall ensure that all orders and resolutions of the Board of Directors are carried into effect.
(d)    The Chief Executive Officer may execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent of the Corporation.
(e)    The Chief Executive Officer shall have such other powers and perform such other duties as may be assigned from time to time by these Bylaws or the Board of Directors.
Section 5.7    Presidents; Co-Presidents.
(a)    There may be any number of Presidents or Co-Presidents. Each President and Co-President shall, acting individually and subject to the ultimate direction and supervision of the Board of Directors and the Chief Executive Officer, have general responsibility for the active management and the conduct of the business and affairs and operations of the Corporation.
(b)    The Presidents and Co-Presidents shall work with the Chief Executive Officer to ensure that all orders and resolutions of the Board of Directors are carried into effect.
(c)    Each President and Co-President may execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent of the Corporation.
(d)    Each President and Co-President shall have such other powers and perform such other duties as may be assigned from time to time by these Bylaws, the Board of Directors or the Chief Executive Officer.
(e)    A President or Co-President may perform, if so designated by the Board of Directors, all of the duties of the Chief Executive Officer and when so acting shall have all of the powers of and be subject to all of the restrictions upon the Chief Executive Officer.
Section 5.8    Secretary.
(a)    The Secretary shall keep, or cause to be kept, the minute book of the Corporation at the principal executive office of the Corporation, or such other place as the Board of Directors may order, of all meetings of stockholders, the Board of Directors and its committees, with the time and place of holding, whether regular or special and if special, how authorized and the notice thereof given, the names of those present at Board of Directors and committee meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.
(b)    The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.
Section 5.9    Treasurer.
(a)    The Treasurer shall deposit or cause the deposit of all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors.

(b)    The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation.
(c)    The Treasurer shall be responsible for effecting the properly authorized disbursement of funds of the Corporation and shall provide appropriate and timely accounting of his transactions as Treasurer to the Chief Executive Officer, to the Chairman of the Board and to the Board of Directors.
(d)    The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, additional paid-in capital and retained earnings. Capital and additional paid-in capital shall be classified according to source and shown in separate accounts.
(e)    The Treasurer shall provide appropriate and timely reports on the financial condition of and the results of operations of the Corporation to the Chief Executive Officer, to the Chairman of the Board and to the Board of Directors.
Section 5.10    Vice Presidents. The Vice Presidents, if any, shall exercise and perform such powers and duties with respect to the administration of the business affairs and operations of the Corporation as may from time to time be assigned to each of them by the Chairman of the Board, the Chief Executive Officer, any President or Co-President or the Board of Directors. A Vice President may perform, if so designated by the Board of Directors, all of the duties of any President or Co-President and when so acting shall have all of the powers of and be subject to all of the restrictions upon such officer.
Section 5.11    Assistant Secretaries. The Assistant Secretaries, if any, may, in the absence or disability of the Secretary, perform all of the duties of the Secretary and when so acting shall have all of the powers of and be subject to all of the restrictions upon the Secretary.
Section 5.12    Assistant Treasurers. The Assistant Treasurers, if any, may, in the absence or disability of the Treasurer, perform all of the duties of the Treasurer and when so acting shall have all of the powers of and be subject to all of the restrictions upon the Treasurer.
Section 5.13    Contracts. The officers of the Corporation are generally authorized in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments.
Section 5.14    Proxies; Powers of Attorney; Other Instruments. The officers of the Corporation or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The officers of the Corporation or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

ARTICLE VI
AMENDMENTS

These Bylaws may be altered or repealed, and new Bylaws adopted by the Board of Directors, but the stockholders may make additional Bylaws and may alter and repeal any Bylaws whether adopted by them or otherwise.

ARTICLE VII
GENERAL PROVISIONS

Section 7.1    Seal. The Board of Directors shall adopt a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and the date of incorporation.

Section 7.2    Method. Whenever by statute, the Certificate, these Bylaws, or otherwise notice is required to be given to a director, committee member or stockholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given: (a) in writing by mail, first-class postage prepaid, addressed to the director, committee member, or stockholder and the address appearing on the books of the Corporation; (b) facsimile transmission; or (c) in any other method permitted by law. Without limiting the foregoing, any notice to a director or committee member may be delivered personally or by telephone, telegram, telex, facsimile, cable or other electronic means if delivered by such means at least 24 hours before the time of the holding of the meeting. Furthermore, without limiting the foregoing with respect to notice to a director or committee member, (i) if the notice is given by electronic mail, the notice shall be deemed given if directed to an electronic mail address at which the director has indicated to the Secretary or other officer of the Corporation that such director may receive information electronically, (ii) if the notice is given by any other form of electronic transmission, the notice shall be deemed given if directed to the director; (iii) if the notice is given personally or by telephone, the notice shall be deemed given if communicated either to the director or to a person at the home or office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is deposited, in accordance with the terms of this Section, in the United States mails.
Section 7.3    Waiver of Notice. Whenever notice is required to be given by these Bylaws or the Certificate or by law, a written waiver, signed by the person entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice and shall constitute a waiver thereof.
Section 7.4    Fiscal Year. The fiscal year of the Corporation shall end on the 30th day of September in each year.
Section 7.5    Construction. Whenever the context so requires, the masculine gender shall include the feminine and neuter genders and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible: (a) the remainder of these Bylaws shall be considered valid and operative; and (b) effect shall be given to the intent manifested by the portion held invalid or inoperative.
Section 7.6    Headings. The headings set forth in these Bylaws are for organization, convenience and clarity. In interpreting these Bylaws, they shall be subordinated in importance to other written material.
Section 7.7    Relation to the Certificate of Incorporation. These Bylaws are subject to, and governed by the Certificate and any written agreement by a majority in interest of the stockholders filed with the Corporation at its principal place of business.
Section 7.8    Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, diskettes, hard disk drives, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.